Exhibit 10.2


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                                    GUARANTY
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THIS GUARANTY, dated May 27, 2004, is made and given by American Home Mortgage
Investment Corp., a Maryland corporation ("Guarantor"), to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, as credit agent ("Credit Agent") for the lenders ("Lenders") party to the Agreement (as defined below).

                                    RECITALS

1) Credit Agent and Lenders have agreed to make certain accommodations ("Loan") to Columbia National, Incorporated, a Maryland corporation, AMERICAN HOME MORTGAGE CORP., a New York corporation, and AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation (collectively referred to as "Borrowers" and individually referred to as "Borrower").

2) The Loan is evidenced by Borrowers' Warehousing Notes and Sublimit Notes and Term Loan Notes, each dated as of May 27, 2004 (as amended, supplemented or otherwise modified, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of any of those promissory notes, the "Notes")" and provided pursuant to a Second Amended and Restated Warehousing Credit, Term Loan and Security Agreement (Syndicated) dated as of May 27, 2004 between Borrowers, Lenders and Credit Agent (as amended, restated, renewed or replaced, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of that agreement, the "Agreement").

3) Guarantor is the direct or indirect sole shareholder of each Borrower and will derive substantial benefits from the Loan.

4) Lenders refuse to make the Loan until Credit Agent receives this Guaranty.

5) In order to induce Credit Agent and Lenders to accept the Notes and the Agreement and to induce Lenders to make the Loan to Borrowers, Guarantor is willing to execute and deliver this Guaranty to Credit Agent.

                                    AGREEMENT

NOW, THEREFORE, Guarantor agrees with Credit Agent and Lenders as follows:

6) Definitions; Rules of Construction. Unless otherwise defined in this Guaranty, all capitalized terms have the meanings given to those terms in the Agreement. Defined terms may be used in the singular or the plural, as the context requires. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or." References to Sections are to Sections of this Guaranty unless otherwise expressly provided.

7) Guaranty of Payment and Performance. Guarantor irrevocably, unconditionally and absolutely guarantees to Credit Agent and Lenders the due and prompt payment (and not just the collectibility) by Borrowers of a) the principal, and b) all interest, fees, late charges and other indebtedness arising under the Notes and the Agreement, when due, whether at maturity, by reason of acceleration or otherwise, all at the times, places and at the rates described in, and otherwise according to the terms of, the Notes and the Agreement, and all whether currently existing or created or arising after the date of this Guaranty. Guarantor also irrevocably, unconditionally and absolutely guarantees to Credit Agent and Lenders the

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due and prompt performance by Borrowers of all other duties and obligations of
Borrowers contained in the Notes and the Agreement, and the due and prompt payment of all costs and expenses incurred by Credit Agent or any Lender (including attorneys' fees, court costs and other litigation expenses such as expert witness fees, exhibit preparation and courier, postage, communication and document copying expenses) to enforce the payment and performance of the Notes, the Agreement and this Guaranty. The payment and performance of the items set forth in this Section are collectively referred to as the "Guaranteed Debt." Any sum payable by Guarantor to Credit Agent under this Guaranty will bear interest from the date due until paid at a per annum rate of interest equal to the highest Default Rate then applicable under the Agreement.

c) Limitations on Scope of Guaranty. Notwithstanding anything to the contrary contained in this Guaranty or in any of the Loan Documents, the Guarantor's liability for payment of the Guaranteed Debt shall be limited to the aggregate of (a) Error! Unknown document property name., (b) interest on such amount from the date demanded until the date paid at a per annum rate of interest equal to the highest Interest Rate then applicable under the Agreement and (c) all costs and expenses incurred by the Lender (including reasonable attorneys' fees) in enforcing this Guaranty, which amount may be comprised of any portion of the Guaranteed Debt, to be determined at the sole discretion of the Lender."

8) Right of Set-Off. After an Event of Default occurs, Credit Agent or any Lender may, without notice or demand to Guarantor (which notice or demand Guarantor expressly waives), set-off and apply any property of Guarantor in Credit Agent's or such Lender's possession or control, or standing to the credit of Guarantor, to the payment of the Guaranteed Debt.

9) Other Transactions. Guarantor (a) consents to all modifications of the terms and conditions of the Guaranteed Debt and to all extensions or renewals of the time of payment or performance of the Guaranteed Debt by Borrowers; (b) agrees that Credit Agent and Lenders need not resort to legal remedies against any Borrower or take action against any other Person obligated (an "Obligor") for the payment or performance of the Guaranteed Debt or against any collateral for the Guaranteed Debt before proceeding against Guarantor under this Guaranty; (c) agrees that no release of any Borrower or any other guarantor or Obligor, and no release, exchange or nonperfection of any collateral for the Guaranteed Debt, whether by operation of law or by any act or failure to act of Credit Agent, with or without notice to Guarantor, shall release Guarantor; (d) waives presentment, demand, notice of demand, dishonor, notice of dishonor, protest, and notice of protest and any other notice with respect to the Guaranteed Debt and this Guaranty, and promptness in commencing suit against any party to or liable on the Guaranteed Debt or in giving any notice to or making any claim or demand upon Guarantor under this Guaranty; (e) waives any defense arising by reason of any disability or other defense of any Borrower for payment of all or any part of the Guaranteed Debt or by reason of the cessation from any cause whatsoever of the liability of any Borrower for the Guaranteed Debt other than full payment; and (f) waives, to the extent permitted by law, all benefit of valuation, appraisement and exemptions under the laws of the State of Minnesota or any other state or territory of the United States.

10) Continuing Guaranty. Guarantor's obligations under this Guaranty are primary, absolute and unconditional. Only full and irrevocable payment and performance of the Guaranteed Debt will discharge Guarantor's obligations under this Guaranty. Guarantor's obligations under this Guaranty are not impaired or affected by: (a) the genuineness, validity, regularity or enforceability of, or any amendment or change in the Agreement or the other Loan Documents, or any change in or extension of the manner, place or terms of payment of, all or any portion of the Guaranteed Debt; (b) Credit Agent's or any Lender's taking or failure to take any action to enforce the Agreement or the other Loan Documents, or Credit Agent's or any Lender's exercise or failure to exercise any remedy, power or privilege contained in the Loan Documents or available at law or otherwise, or the waiver by Credit Agent or any Lender of any provisions of the Agreement or the other Loan Documents; (c) any impairment, modification, change, release or limitation in any manner of the liability of any Borrower or its estate in bankruptcy, or of any remedy for the enforcement of any Borrower's liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy,

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insolvency or reorganization of any Borrower; (d) the merger or consolidation of any Borrower, or any sale or transfer by any Borrower of all or any part of its assets or property; (e) any claim Guarantor may have against any other Obligor, including any claim of contribution; (f) the release, in whole or in part, of any other guarantor (if more than one), any Borrower or any other Obligor; (g) any settlement or compromise with any Obligor with respect to any Guaranteed
Debt or the subordination of the payment of all or any part of the Guaranteed Debt to the payment of any other debts or claims that may at any time be due and owing to Credit Agent or any Lender or any other Person; or (h) any other action or circumstance that may (with or without notice to or knowledge of Guarantor) in any manner or to any extent vary the risks of Guarantor under this Guaranty or otherwise constitute a legal or equitable discharge or defense. Guarantor's obligations under this Guaranty are in addition to Guarantor's obligations under any other guaranties of the Guaranteed Debt or any other obligations of any Borrower or any other Persons, and this Guaranty does not affect or invalidate those other guaranties. Guarantor's liability to Credit Agent and Lenders is deemed to be the aggregate liability of Guarantor under the terms of this Guaranty and any other guaranties made in favor of Credit Agent or any Lender before or after the date of this Guaranty.

11) Application of Payments. Credit Agent has the exclusive right to determine the application of all payments and credits (whether derived from Borrowers or from any other source) to be made on the Guaranteed Debt and any other indebtedness owed by any Borrower or any other Obligor to Credit Agent or any Lender. Credit Agent and Lenders have no obligation to marshal any assets in favor of Guarantor or in payment of all or any part of the Guaranteed Debt.

12) Recovery of Payments. Guarantor's obligations under this Guaranty continue to be effective, or are automatically reinstated, as the case may be, if at any time the performance or the payment, in whole or in part, of any of the Guaranteed Debt is rescinded or must otherwise be restored or returned by Credit Agent or any Lender (as a preference, fraudulent conveyance or otherwise) upon or as a result of (a) the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, Guarantor or any other Person, (b) the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Borrower, Guarantor or any other Person, (c) the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any substantial part of any Borrower's, Guarantor's or any other Person's property, or (d) any other action or event, all as though those payments had not been made. If an Event of Default exists and a case or proceeding against Guarantor or any Borrower under a bankruptcy or insolvency law prevents Credit Agent or any Lender from declaring a default and accelerating Guarantor's obligations under this Guaranty or from declaring a default and accelerating any Guaranteed Debt, Guarantor's obligations under this Guaranty will be deemed to have been declared in default and accelerated with the same effect as if this Guaranty and those obligations had been declared in default and accelerated in accordance with their respective terms, and Guarantor must immediately perform or pay, as the case may be, as required under the terms of this Guaranty without further notice or demand.

13) No Subrogation. Until the Guaranteed Debt has been irrevocably paid and performed in full, Guarantor irrevocably waives any claims or other rights that Guarantor now has or may acquire against any Borrower that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Credit Agent or any Lender against any Borrower or any collateral that Credit Agent or any Lender now has or may acquire, whether or not that claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of that claim or other right. In addition, to the extent permitted by law, Guarantor irrevocably releases and waives any such subrogation rights or rights of reimbursement, exoneration, contribution or indemnity to the extent any such rights give rise to a claim under the U.S. Bankruptcy Code that payments or transfers to Credit Agent or any Lender with respect to the Guaranteed Debt constitute a preference in favor of Guarantor or a claim under the U.S. Bankruptcy Code that the preference is recoverable from Credit Agent or any Lender. Any amount paid to Guarantor

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in violation of the preceding two sentences is deemed to have been paid to
Guarantor for the benefit of, and held in trust for, Credit Agent and Lenders and must immediately be paid to Credit Agent to be credited and applied to the Guaranteed Debt, whether matured or unmatured. Notwithstanding the blanket waiver of subrogation rights set forth above, Guarantor specifically acknowledges that any subrogation rights that Guarantor may have against any Borrower or any collateral that Credit Agent or any Lender now has or may acquire may be destroyed by a nonjudicial foreclosure of the collateral. Without limiting the foregoing, Guarantor waives all rights and defenses arising out of Credit Agent's or any Lender's election of remedies, even though that election of remedies (such as a nonjudicial foreclosure with respect to security for any Guaranteed Debt) may destroy Guarantor's rights of subrogation and reimbursement against any Borrower. To the extent permitted by Part 6 of Article 9 of the Uniform commercial Code of Minnesota or of any other applicable jurisdiction ("Part 6"), Guarantor also waives the right to require Credit Agent or any Lender to comply with the provisions of Part 6 in connection with Credit Agent's enforcement of any security interest securing the payment or performance of the Guaranteed Debt. Guarantor specifically acknowledges that Guarantor will receive direct and indirect benefits from the arrangements contemplated by the Agreement and that the waivers set forth in this Section are knowingly made in contemplation of those benefits. Guarantor agrees that Credit Agent and Lenders will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Guarantor waives (to the extent permitted by law) any claims Guarantor may have against Credit Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Credit Agent might have obtained at a public sale, or was less than the aggregate amount of the Guaranteed Debt, even if Credit Agent accepts the first offer received and does not offer the Collateral to more than one offeree. Guarantor agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by any Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner. Guarantor acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Guarantor waives any right Guarantor may have to prior notice of the sale of Pledged Securities, and agrees that Credit Agent or any Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

14) Remedies. Credit Agent's or any Lender's postponement or delay in the enforcement of any right under this Guaranty is not a waiver of that right and all of Credit Agent's and Lenders' rights under this Guaranty are cumulative and not alternative and are in addition to any other rights granted to Credit Agent or any Lender in any other agreement or by law. Guarantor understands and acknowledges that time is of the essence with respect to the performance of Guarantor's obligations under this Guaranty.

15) Reaffirmation. When requested by Credit Agent, Guarantor must promptly execute and deliver a written reaffirmation of this Guaranty in such form as Credit Agent may require.

16) Representations, Warranties and Covenants. Guarantor represents, warrants to Credit Agent and Lenders and agrees for the benefit of Credit Agent and Lenders, as follows:


         a) Organization and Good Standing. Guarantor is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of and has the full legal power and authority to own its property and to carry on its business as currently conducted. Guarantor is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on Guarantor's business, operations, assets or financial condition as a whole. For the purposes of this Guaranty, good standing includes qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its corporation and in each jurisdiction in which Guarantor transacts business.

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         b)       Authority and Authorization. Guarantor has the power and
                  authority to execute, deliver and perform this Guaranty. The execution, delivery and performance by Guarantor of this Guaranty has been duly and validly authorized by all necessary corporate action on the part of Guarantor (none of which actions has been modified or rescinded, and all of which actions are in full force and effect). The execution, delivery and performance by Guarantor of this Guaranty do not and will not conflict with or violate any provision of law, any judgments binding upon Guarantor, or the articles of incorporation or by laws of Guarantor, and do not and will not conflict with or result in a breach of or constitute a default or require any consent under any agreement, instrument or indenture to which Guarantor is a party or by which Guarantor or its property may be bound or affected. This Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights.


         c) Financial Statements. All financial statements and other information given to Credit Agent with respect to Guarantor fairly and accurately present the financial condition of Guarantor as of the date of those financial statements and that information, and there has been no material adverse change in the financial condition of Guarantor since the date of those financial statements and that information. Guarantor must promptly deliver to Credit Agent (or to Borrowers in time for Borrowers to deliver to Credit Agent) all financial statements, tax returns and other information about Guarantor that are required by the Agreement or requested by Credit Agent.

         d) No Default. Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority, in the payment of any material debt for borrowed money or under any material agreement evidencing or securing any such debt.

         e) Solvency. Guarantor is now solvent, and there are no bankruptcy or insolvency proceedings pending or contemplated by or, to the best of Guarantor's knowledge, against Guarantor.

         f) Relationship to Borrowers. The consideration received or to be received by Guarantor as a result of the Loan is worth as much or more than the liabilities and obligations incurred by Guarantor under this Guaranty. Guarantor has had full and complete access to the Agreement and the Notes and all other Loan Documents relating to the Guaranteed Debt, has reviewed them and is fully aware of the meaning and effect of those documents. Guarantor is fully informed of all facts and circumstances that bear upon the risks of executing this Guaranty, including all facts that a diligent inquiry would reveal. Guarantor has the ability to obtain from Borrowers on a continuing basis information concerning each Borrower's financial condition, and Guarantor is not relying on Credit Agent or any Lender to provide such information. Except as specifically required by this Guaranty, Credit Agent and Lenders have no obligation to advise or notify Guarantor or to provide Guarantor with any data or information about any Borrower. Credit Agent and Lenders have not agreed to make, extend or modify any loan or other financial accommodation to or for Guarantor in consideration of Guarantor's execution and delivery of this Guaranty.

         g) Litigation. There is no action, suit or proceeding at law or in equity or by or before any administrative agency pending or contemplated by or, to the best of Guarantor's knowledge, against Guarantor that, if adversely determined, would result in a material adverse change in Guarantor's financial condition.

         h) Taxes. Guarantor has filed all federal, state, provincial, county, municipal and other income, excise, property and other tax returns required to have been filed by Guarantor. Guarantor has paid all taxes that have become due pursuant to those returns or pursuant to any assessments received by Guarantor, and Guarantor has no knowledge of any

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                  basis for any material additional assessment against Guarantor with respect to those taxes.

Guarantor's representations and warranties in this Guaranty and in any other agreement between Guarantor and Credit Agent or any Lender will survive the execution, delivery and performance of this Guaranty and the creation and payment of the Guaranteed Debt.

17) Subordination of Borrower Debt. All indebtedness of Borrowers (or any of them) to Guarantor ("Subordinated Debt") is subordinated to the Guaranteed Debt. Upon Credit Agent's request, Guarantor must collect, enforce and receive payments on the Subordinated Debt as trustee for Credit Agent and Lenders, and pay over those amounts to Credit Agent on account of the Guaranteed Debt. The collection and payment of those amounts to Credit Agent does not reduce or limit Guarantor's liability under any other provision of this Guaranty.

18) Governing Law. This Guaranty is governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

19) Severability. Any provision of this Guaranty declared to be illegal or unenforceable in any respect is null and void and of no force and effect to the extent of the illegality or unenforceability, but all other covenants, terms, conditions and provisions of this Guaranty continue to be valid and enforceable.

20) Successors and Assigns. The terms and provisions of this Guaranty are binding upon and inure to the benefit of Credit Agent, Guarantor and their respective heirs, executors, administrators, personal representatives, successors and assigns.

21) Waivers and Amendments. This Guaranty may not be amended, modified or supplemented unless the amendment, modification or supplement is set forth in a writing signed by both Guarantor and Credit Agent. No waiver of any provision of this Guaranty nor consent to any departure by Guarantor from the terms of this Guaranty will be effective unless the same is in writing and signed by Credit Agent, and then that waiver or consent is effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Guarantor shall in any case entitle Guarantor to any other or further notice or demand in similar or other circumstances.

22) Notices. All notices and communications required or permitted to be given or made under this Guaranty must be in writing and must be sent by manual delivery, overnight courier or United States registered or certified mail, return receipt requested (postage prepaid, including registration or certification charges), addressed as follows (or at such other address as may be designated by Guarantor or Credit Agent in a notice to the other):

         If to Guarantor:

         American Home Mortgage Investment, Corp.
         520 Broadhollow Road
         Melville, NY  11747

         If to Credit Agent:

         Residential Funding Corporation
         7501 Wisconsin Avenue
         Bethesda, MD  20814
         Attention: Jason Mitchell, Director

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All periods of notice will be measured from the date of delivery if manually delivered, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that notices of changes of address are not effective until actually received.

23) Entire Agreement. This Guaranty represents the final agreement of guaranty between Guarantor and Credit Agent and Lenders. This Guaranty may not be contradicted by evidence of prior or contemporaneous oral agreements, and there are no oral agreements between Guarantor and Credit Agent or any Lender with respect to the subject matter of this Guaranty. No course of prior dealings between Guarantor and Credit Agent or any Lender, no usage of trade and no parole or extrinsic evidence of any nature may be used to contradict or modify the terms and provisions of this Guaranty.

24) Consent to Jurisdiction. AT CREDIT AGENT'S OPTION, THIS GUARANTY MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON GUARANTOR BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GUARANTOR AT ITS ADDRESS LAST KNOWN TO CREDIT AGENT. GUARANTOR'S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT CREDIT AGENT'S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, CREDIT AGENT AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE GUARANTOR'S ACTION DISMISSED WITHOUT PREJUDICE.

25) Waiver of Jury Trial. GUARANTOR AND CREDIT AGENT EACH AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR ARISES AFTER THE DATE OF THIS GUARANTY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY GUARANTOR AND CREDIT AGENT, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. CREDIT AGENT OR ANY LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS GUARANTY TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, GUARANTOR CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF CREDIT AGENT OR ANY LENDER, INCLUDING CREDIT AGENT'S OR ANY LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF GUARANTOR'S REPRESENTATIVES OR AGENTS, INCLUDING GUARANTOR'S COUNSEL, THAT CREDIT AGENT OR ANY LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

26) Waiver of Punitive, Consequential, Special or Indirect Damages. GUARANTOR WAIVES ANY RIGHT GUARANTOR MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM CREDIT AGENT, ANY LENDER AND ANY OF CREDIT AGENT'S OR ANY LENDER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY GUARANTOR AGAINST CREDIT AGENT, ANY LENDER OR ANY OF CREDIT AGENT'S OR ANY LENDER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS

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WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY.
THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY GUARANTOR, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY. CREDIT AGENT AND LENDERS ARE AUTHORIZED AND DIRECTED TO SUBMIT THIS GUARANTY TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty with the intent to be legally bound as of the date first above written.


                                  American Home Mortgage Investment Corp., a Maryland corporation

                                  By: /s/ Michael Strauss
                                     -------------------------------------------

                                  Its: Michael Strauss, President
                                         and Chief Executive Officer
                                      ------------------------------------------


                                  Address: 520 Broadhollow Road
                                           Melville, NY  11747


                                  Telephone:  516-396-7700
                                            ------------------------------------


                                  E.I. No.:     20-0103914


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